Exhibit 99.1

Contacts:	Andy Pease President and Chief Executive Officer (408) 990-4000 APease@quicklogic.com	Andrea Vedanayagam (408) 656-4494 ir@quicklogic.com

QuickLogic Announces Fiscal 2015 Second Quarter Results

SUNNYVALE, Calif. – July 29, 2015 – QuickLogic Corporation (NASDAQ: QUIK), the innovator of ultra-low power programmable sensor processing solutions, today announced the financial results for its fiscal second quarter ended June 28, 2015.
Total revenue for the second quarter of 2015 was $5.0 million, representing a decrease of 19% compared to $6.2 million in the first quarter of 2015 and a decrease of 27% compared to $6.8 million in the second quarter of 2014. New product revenue for the second quarter of 2015 was $3.0 million, a decrease of 29% compared to $4.2 million in the first quarter of 2015 and a decrease of 33% compared to $4.5 million in the second quarter of 2014. During the second quarter, mature product revenue was $2.0 million which was flat sequentially and down $334,000 or 14% as compared to the second quarter of 2014. New product revenue accounted for 59% of the total revenue in the second quarter of 2015 compared to 67% in the first quarter of 2015 and 66% in the second quarter of 2014.
Under generally accepted accounting principles in the United States of America (GAAP), the net loss for the second quarter of 2015 was $4.3 million, or $0.08 per share, compared with a net loss of $3.6 million, or $0.06 per share in the first quarter of 2015 and a net loss of $2.9 million, or $0.05 per share, in the second quarter of 2014. Non-GAAP net loss for the second quarter of 2015 was $3.6 million, or $0.06 per share, compared with a non-GAAP net loss of $3.1 million, or $0.06 per share in the first quarter of 2015 and a non-GAAP net loss of $2.3 million, or $0.04 per share, in the second quarter of 2014.
During the second quarter, the Company implemented a restructuring plan to complete the operational realignment we initiated earlier in the year. This resulted in a reduction of 9 employees or 9% of the Company's global workforce. Pursuant to the restructuring plan, the Company recorded $169,000 in restructuring liabilities, consisting primarily of severance related costs.

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Daylight Time / 5.30 p.m. Eastern Daylight Time today, July 29, 2015, to discuss its current financial results. The conference call is being webcast and QuickLogic will be using presentation slides during the call. To access the webcast with slides, go to the “Events” section at http://ir.quicklogic.com. To join the live conference, you may dial (877) 377-7094 or you can access it online at http://ir.quicklogic.com/events.cfm. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (404) 537-3406 and reference the passcode: 84927670. The call recording will be archived until Wednesday, August 5, 2015 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the leading provider of ultra-low power, customizable Sensor processing platforms, Display, and Connectivity semiconductor solutions for smartphone, tablet, wearable, and mobile enterprise OEMs. Called Customer Specific Standard Products (CSSPs), these programmable ‘silicon plus software’ solutions enable our customers to bring hardware-differentiated products to market quickly and cost effectively. For more information about QuickLogic and CSSPs, visit www.quicklogic.com. Code: QUIK-G

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.
Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.
Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. Actual results could differ materially from the results described in these forward-looking statements. Factors that could cause actual results to differ materially include: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; and capacity constraints. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.
QuickLogic is a registered trademark and the QuickLogic logo is a trademark of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.
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QUICKLOGIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 28, 2015	June 29, 2014	March 29, 2015	June 28, 2015	June 29, 2014
Revenue	$4,973	$6,836	$6,159	$11,132	$18,000
Cost of revenue, excluding inventory write-down	2,834	3,785	3,263	6,097	10,827
Inventory write-down	(4)	35	17	13	99
Gross profit	2,143	3,016	2,879	5,022	7,074
Operating expenses:
Research and development	3,493	3,056	3,477	6,970	5,697
Selling, general and administrative	2,690	2,848	2,960	5,650	6,313
Restructuring cost	169	—	—	169	—
Total operating expense	6,352	5,904	6,437	12,789	12,010
Loss from operations	(4,209)	(2,888)	(3,558)	(7,767)	(4,936)
Interest expense	(15)	(17)	(14)	(29)	(33)
Interest income and other (expense), net	(33)	(36)	(26)	(59)	(62)
Loss before income taxes	(4,257)	(2,941)	(3,598)	(7,855)	(5,031)
Provision for (benefit from) income taxes	21	(44)	40	61	(24)
Net loss	$(4,278)	$(2,897)	$(3,638)	$(7,916)	$(5,007)
Net loss per share:
Basic	$(0.08)	$(0.05)	$(0.06)	$(0.14)	$(0.09)
Diluted	$(0.08)	$(0.05)	$(0.06)	$(0.14)	$(0.09)
Weighted average shares:
Basic	56,359	55,379	56,190	56,275	54,906
Diluted	56,359	55,379	56,190	56,275	54,906

QUICKLOGIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 28, 2015	December 28, 2014 (1)
ASSETS
Current assets:
Cash and cash equivalents	$26,415	$30,050
Accounts receivable, net	1,597	1,552
Inventories	3,001	4,952
Other current assets	873	1,146
Total current assets	31,886	37,700
Property and equipment, net	2,689	3,217
Other assets	229	222
TOTAL ASSETS	$34,804	$41,139
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$1,000	$—
Trade payables	2,152	2,506
Accrued liabilities	2,069	1,574
Deferred revenue	114	—
Current portion of capital lease obligations	202	225
Total current liabilities	5,537	4,305
Long-term liabilities:
Revolving line of credit	—	1,000
Capital lease obligations, less current portion	56	191
Other long-term liabilities	155	76
Total liabilities	5,748	5,572
Stockholders’ equity:
Common stock, at par value	56	56
Additional paid-in capital	239,824	238,419
Accumulated deficit	(210,824)	(202,908)
Total stockholders’ equity	29,056	35,567
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$34,804	$41,139

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(1)	Derived from the December 28, 2014 audited balance sheet included in the 2014 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 28, 2015	June 29, 2014	March 29, 2015	June 28, 2015	June 29, 2014
GAAP loss from operations	$(4,209)	$(2,888)	$(3,558)	$(7,767)	$(4,936)
Adjustment for stock-based compensation within:
Cost of revenue	27	36	39	66	78
Research and development	212	221	191	403	574
Selling, general and administrative	252	309	267	519	646
Adjustment for restructuring costs	169	—	—	169	—
Non-GAAP loss from operations	$(3,549)	$(2,322)	$(3,061)	$(6,610)	$(3,638)
GAAP net loss	$(4,278)	$(2,897)	$(3,638)	$(7,916)	$(5,007)
Adjustment for stock-based compensation within:
Cost of revenue	27	36	39	66	78
Research and development	212	221	191	403	574
Selling, general and administrative	252	309	267	519	646
Adjustment for restructuring costs	169	—	—	169	—
Non-GAAP net loss	$(3,618)	$(2,331)	$(3,141)	$(6,759)	$(3,709)
GAAP net loss per share	$(0.08)	$(0.05)	$(0.06)	$(0.14)	$(0.09)
Adjustment for stock-based compensation	0.01	0.01	*	0.02	0.02
Adjustment for restructuring costs	0.01	—	—	*	—
Non-GAAP net loss per share	$(0.06)	$(0.04)	$(0.06)	$(0.12)	$(0.07)
GAAP gross margin percentage	43.1%	44.1%	46.7%	45.1%	39.3%
Adjustment for stock-based compensation	0.5%	0.5%	0.7%	0.6%	0.4%
Non-GAAP gross margin percentage	43.6%	44.6%	47.4%	45.7%	39.7%

* Figures were not considered for reconciliation due to the insignificant amount.

QUICKLOGIC CORPORATION
SUPPLEMENTAL DATA
(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q2 2015	Q2 2014	Q1 2015	Q2 2014 to Q2 2015	Q1 2015 to Q2 2015
COMPOSITION OF REVENUE
Revenue by product: (1)
New products	59%	66%	67%	(34)%	(29)%
Mature products	41%	34%	33%	(14)%	—%
Revenue by geography:
Asia Pacific	70%	66%	62%	(23)%	(9)%
North America	22%	14%	30%	12%	(41)%
Europe	8%	20%	8%	(70)%	(21)%

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(1)	New products include all products manufactured on 180 nanometer or smaller semiconductor processes. Mature products include all products produced on semiconductor processes larger than 180 nanometers.